Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-29413) pertaining to the Miravant Medical Technologies 401(k)
- Employee Stock Ownership Plan and (Form S-8 No. 333-34953 and Form S-8 No. 333-93385) pertaining to the Miravant Medical Technologies 1989 Stock Option Plan, the Miravant Medical Technologies 1992 Stock Option Plan, the Miravant Medical Technologies 1994 Stock Option Plan, the Miravant Medical Technologies Non-Employee Directors' Stock Option Plan and the Miravant Medical Technologies 1996 Stock Compensation Plan and to the incorporation by reference in the Registration Statements (Form S-3/A2 No. 333-60251 and Form S-3 No. 333-84003) and in the related Prospectuses of our report dated March 7, 2000, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                /S/ ERNST & YOUNG LLP
                                                ---------------------
                                                    ERNST & YOUNG LLP

March 27, 2000
Woodland Hills, California